                                                           Exhibit No. EX-99.d.1

                                    EXHIBIT A

     This Exhibit to the Investment  Management Agreement between Delaware Group
Equity Funds IV and Delaware Management Company, a series of Delaware Management
Business Trust (the  "Investment  Manager"),  entered into as of the 17th day of
December, 1999, and amended effective September 28, 2007 (the "Agreement") lists the Funds  for  which the  Investment  Manager  provides  investment  management services pursuant to this Agreement, along with the management fee rate schedule for each  Fund and the date on which the  Agreement  became  effective  for each
Fund.

------------------------------------- ---------------------- ---------------------------------------------
Fund Name                             Effective Date         Management Fee Schedule  (as a percentage
                                                             of average daily net assets) Annual Rate
------------------------------------- ---------------------- ---------------------------------------------
Delaware Diversified Growth Fund      December 17, 1999      0.65% on first $500 million
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                                                             0.60% on next $500 million
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                                                             0.55% on next $1,500 million
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                                                             0.50% on assets in excess of $2,500 million
------------------------------------- ---------------------- ---------------------------------------------
Delaware Growth Opportunities Fund    April 19, 2001         0.75% on first $500 million
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.70% on next $500 million
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.65% on next $1,500 million
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.60% on assets in excess of $2,500 million
------------------------------------- ---------------------- ---------------------------------------------
Delaware Global Real Estate           September 28, 2007     0.99% on first $100 million
Securities Fund
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.90% on next $150 million
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.80% of assets in excess of $250 million
------------------------------------- ---------------------- ---------------------------------------------
Delaware Healthcare Fund              September 28, 2007     0.85% on first $500 million
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.80% on next $500 million
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                                                             0.75% on next $1,500 million
------------------------------------- ---------------------- ---------------------------------------------
                                                             0.70% of assets in excess of $2,500 million
------------------------------------- ---------------------- ---------------------------------------------

Agreed and Accepted:

Delaware Management Company                 Delaware Group Equity Funds IV
                                            for its series set forth in this
                                            Exhibit A

By: /s/ Richard Salus                       By: /s/ Richard Salus
Name: Richard Salus                         Name: Richard Salus
Title: Senior Vice President/               Title: Senior Vice President/
       Chief Financial Officer                     Chief Financial Officer